Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2017

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS

AND REVISES 2017 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended September 30, 2017 and 2016:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $141.2 million, or $1.47 per diluted share, during the third quarter of 2017 as compared to $151.9 million, or $1.54 per diluted share, during the comparable quarter of 2016.  Net revenues increased 5.5% to $2.54 billion during the third quarter of 2017 as compared to $2.41 billion during the third quarter of 2016.

Our financial results for three and nine-month periods ended September 30, 2017 were unfavorably impacted by an after-tax aggregate of approximately $14 million to $15 million ($22 million to $24 million pre-tax), or $.14 to $.15 per diluted share, resulting from the following: (i) an unfavorable after-tax impact of approximately $8 million to $9 million, or $.09 to $.10 per diluted share, related to the hurricane expenses and estimated business interruption impact incurred by 28 of our behavioral health care facilities located in Texas, Florida, South Carolina, Georgia, Puerto Rico and the U.S. Virgin Islands and our 3 acute care hospitals located in Florida, and; (ii) an after-tax charge of approximately $5 million, or $.05 per diluted share, recorded in connection with a court order in Texas related to certain litigation.

Generally, our facilities impacted by Hurricanes Harvey, Irma and Maria did not sustain extensive property damage and the vast majority have resumed normal operations. However, a portion of the beds at our 124-bed behavioral health facility located in Houston, Texas remain closed and, although our 3 behavioral health facilities located in Puerto Rico are operational (240 beds in the aggregate), they continue to operate on auxiliary power in areas that suffered extensive damage to surrounding infrastructure and properties. It is difficult to predict the impact that the hurricanes may have on the future operating results of these four facilities.

For the three-month period ended September 30, 2017, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $143.4 million, or $1.49 per diluted share, as compared to $157.2 million, or $1.60 per diluted share, during the third quarter of 2016.  As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2017, is a net aggregate unfavorable after-tax impact of $2.1 million, or $.02 per diluted share, consisting of: (i) an unfavorable after-tax impact of $2.6 million, or $.03 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals, partially offset by; (ii) a favorable after-tax impact of $487,000, or $.01 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), as discussed below. Included in our reported results during the three-month period ended September 30, 2016 is an unfavorable after-tax impact of $5.3 million, or $.06 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA”), which was unfavorably impacted by the approximately $22 million to $24 million above-mentioned hurricanes and litigation matter, decreased 3.3% to $363.4 million during the third quarter of 2017 as compared to $375.9 million during the third quarter of 2016.

Consolidated Results of Operations, As Reported and As Adjusted  – Nine-month periods ended September 30, 2017 and 2016:

Reported net income attributable to UHS was $532.7 million, or $5.50 per diluted share, during the first nine months of 2017 as compared to $528.2 million, or $5.36 per diluted share, during the comparable period of 2016.

Net revenues increased 6.5% to $7.77 billion during the first nine months of 2017 as compared to $7.29 billion during the first nine months of 2016. As calculated on the attached Supplemental Schedule, our EBITDA increased 2.1% to $1.26 billion during the nine-month period ended September 30, 2017 as compared to $1.24 billion during the comparable nine-month period of 2016.

For the nine-month period ended September 30, 2017, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $535.8 million, or $5.53 per diluted share, as compared to $544.3 million, or $5.52 per diluted share, during the first nine months of 2016.  As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2017, is a net aggregate unfavorable after-tax impact of $3.1 million, or $.03 per diluted share, consisting of: (i) an unfavorable after-tax impact of $11.7 million, or $.12 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals, partially offset by; (ii) a favorable after-tax impact of $8.6 million, or $.09 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09.  Included in our reported results during the nine-month period ended September 30, 2016 is an unfavorable after tax impact of $16.1 million, or $.16 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and nine-month periods ended September 30, 2017 and 2016:

During the third quarter of 2017, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 3.5% and adjusted patient days increased 1.5%, as compared to the third quarter of 2016. Net revenues from our acute care services increased 2.2% during the third quarter of 2017 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.6% while net revenue per adjusted patient day increased 1.3% during the third quarter of 2017 as compared to the comparable quarter of 2016.

During the nine-month period ended September 30, 2017, at our acute care hospitals on a same facility basis, adjusted admissions increased 4.9% and adjusted patient days increased 2.0%, as compared to the first nine months of 2016. Net revenues from our acute care services increased 4.0% during the first nine months of 2017 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission decreased 0.3% while net revenue per adjusted patient day increased 2.5% during the first nine months of 2017 as compared to the comparable nine-month period of 2016.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $447 million and $370 million during the three-month periods ended September 30, 2017 and 2016, respectively, and $1.36 billion and $1.06 billion during the nine-month periods ended September 30, 2017 and 2016, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $205 million and $173 million during the three-month periods ended September 30, 2017 and 2016, respectively, and $573 million and $492 million during the nine-month periods ended September 30, 2017 and 2016, respectively.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2017 and 2016:

During the third quarter of 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.1% while adjusted patient days decreased 0.2% as compared to the third quarter of 2016. At these facilities, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 2.6% during the third quarter of 2017 as compared to the comparable quarter in 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.8% during the third quarter of 2017 as compared to the third quarter of 2016.

During the nine-month period ended September 30, 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.4% while adjusted patient days increased 0.5% as compared to the first nine months of 2016. At these facilities, net revenue per adjusted admission decreased 0.4% while net revenue per adjusted patient day increased 1.5% during the first nine months of 2017 as compared to the comparable nine-month period of 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.8% during the first nine months of 2017 as compared to the comparable period of 2016.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the nine months ended September 30, 2017, our net cash provided by operating activities decreased to $878 million from $1.14 billion generated during the comparable nine-month period of 2016.  The $258 million decrease was caused primarily by a $128 million unfavorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K and a $101 million unfavorable change in other working capital accounts resulting primarily from changes in accounts payable and accrued expenses due to timing of disbursements.

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the third quarter of 2017, we have repurchased 870,000 shares at an aggregate cost of $94.3 million.  During the first nine months of 2017, we have repurchased approximately 1.96 million shares at an aggregate cost of $221.4 million. Since inception of the program through September 30, 2017, we have repurchased approximately 6.34 million shares at an aggregate cost of $735.6 million.

Revision of 2017 Full Year Earnings Guidance Range:

Based upon the operating trends and financial results experienced during the first nine months of 2017, we are revising our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2017 to $7.25 to $7.50 per diluted share from the previously provided range of $7.50 to $8.00 per diluted share.  This revised guidance range decreases the lower end of the previously provided range by approximately 3.3% and decreases the upper end of the previously provided range by approximately 6.3%.

This revised guidance excludes the expected EHR unfavorable impact of $.15 per diluted share for the year, as well as the impact on our provision for income taxes and net income attributable to UHS resulting from of our January 1, 2017 adoption of ASU 2016-09, which as discussed below, we are unable to estimate at this time. This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Adoption of ASU 2016-09:

Effective January 1, 2017, we adopted ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which amends the accounting for employee share-based payment transactions to require recognition of the tax effects resulting from the settlement of stock-based awards as income tax expense or benefit in the income statement in the reporting period in which they occur.  In connection with the adoption of ASU 2016-09, during the three and nine-month periods ended September 30, 2017, we recorded reductions to our provision for income taxes of $487,000 and $8.6 million, respectively, which resulted in a corresponding increases in our net income attributable to UHS of $487,000, or $.01 per diluted share, during the third quarter of 2017 and $8.6 million, or $.09 per diluted share, during the first nine months of 2017.

Since the impact of ASU 2016-09 on our future financial statements is dependent upon the timing of stock option exercises, and the market price of our stock at the time of exercise, we are unable to estimate the impact this adoption will have on our future provision for income taxes and net income attributable to UHS.  This reporting change is applied prospectively, effective as of January 1, 2017, with the exception of the change in the presentation of the excess income tax benefits related to stock-based compensation in the Statement of Cash Flows, which was applied retrospectively.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on Thursday, October 26, 2017. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands.  It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including, but not limited to, costs/benefits related to the impact on our provision for income taxes and net income attributable to UHS resulting from our January 1, 2017 adoption of ASU 2016-09, the implementation of EHR applications at our acute care hospitals, extinguishment of debt, gains/losses on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, and other items and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016 and our Report on Form 10-Q for the quarterly period ended June 30, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2017	2016	2017	2016
Net revenues before provision for doubtful accounts	$2,775,790	$2,610,911	$8,428,971	$7,869,352
Less: Provision for doubtful accounts	233,926	201,039	661,893	578,827
Net revenues	2,541,864	2,409,872	7,767,078	7,290,525

Operating charges:
Salaries, wages and benefits	1,251,528	1,149,729	3,725,786	3,428,801
Other operating expenses	628,523	597,270	1,868,076	1,744,849
Supplies expense	268,089	257,793	820,242	767,465
Depreciation and amortization	110,217	103,712	334,127	309,172
Lease and rental expense	26,197	23,799	77,413	73,057
	2,284,554	2,132,303	6,825,644	6,323,344
Income from operations	257,310	277,569	941,434	967,181
Interest expense, net	36,956	32,129	108,383	92,171
Income before income taxes	220,354	245,440	833,051	875,010
Provision for income taxes	74,992	88,175	286,774	306,577
Net income	145,362	157,265	546,277	568,433
Less: Net income attributable to noncontrolling interests	4,117	5,400	13,583	40,232
Net income attributable to UHS	$141,245	$151,865	$532,694	$528,201

Basic earnings per share attributable to UHS (a)	$1.48	$1.56	$5.54	$5.43

Diluted earnings per share attributable to UHS (a)	$1.47	$1.54	$5.50	$5.36

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2017	2016	2017	2016
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$141,245	$151,865	$532,694	$528,201
Less: Net income attributable to unvested restricted share grants	(81)	(69)	(257)	(242)
Net income attributable to UHS - basic and diluted	$141,164	$151,796	$532,437	$527,959

Weighted average number of common shares - basic	95,246	97,118	96,026	97,278

Basic earnings per share attributable to UHS:	$1.48	$1.56	$5.54	$5.43

Weighted average number of common shares	95,246	97,118	96,026	97,278
Add: Other share equivalents	731	1,203	771	1,257
Weighted average number of common shares and equiv. - diluted	95,977	98,321	96,797	98,535

Diluted earnings per share attributable to UHS:	$1.47	$1.54	$5.50	$5.36

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the three months ended September 30, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2017	revenues	September 30, 2016	revenues
Net income attributable to UHS	$141,245		$151,865
Depreciation and amortization	110,217		103,712
Interest expense, net	36,956		32,129
Provision for income taxes	74,992		88,175
Unadjusted EBITDA	$363,410	14.3%	$375,881	15.6%
EHR-related net income attributable to noncontrolling interests, pre-tax	(27)		(201)
Adjusted EBITDA	$363,383	14.3%	$375,680	15.6%

Net revenues	$2,541,864		$2,409,872

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2017		September 30, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$141,245	$1.47	$151,865	$1.54
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(487)	(0.01)	-	-
After-tax impact of EHR-related items	2,636	0.03	5,349	0.06
Subtotal	$2,149	$0.02	$5,349	$0.06
Adjusted net income attributable to UHS	$143,394	$1.49	$157,214	$1.60

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the nine months ended September 30, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2017	revenues	September 30, 2016	revenues
Net income attributable to UHS	$532,694		$528,201
Depreciation and amortization	334,127		309,172
Interest expense, net	108,383		92,171
Provision for income taxes	286,774		306,577
Unadjusted EBITDA	$1,261,978	16.2%	$1,236,121	17.0%
EHR-related net income attributable to noncontrolling interests, pre-tax	(200)		(1,618)
Adjusted EBITDA	$1,261,778	16.2%	$1,234,503	16.9%

Net revenues	$7,767,078		$7,290,525

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2017		September 30, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$532,694	$5.50	$528,201	$5.36
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(8,619)	(0.09)	-	-
After-tax impact of EHR-related items	11,747	0.12	16,060	0.16
Subtotal	$3,128	$0.03	$16,060	$0.16
Adjusted net income attributable to UHS	$535,822	$5.53	$544,261	$5.52

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2017	2016	2017	2016
Net income	$145,362	$157,265	$546,277	$568,433
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	610	6,424	3,547	(11,644)
Amortization of terminated hedge	0	0	0	(167)
Unrealized gain (loss) on marketable security	(2,515)	(134)	1,645	(755)
Foreign currency translation adjustment	983	(10,973)	9,932	(9,150)
Other comprehensive income (loss) before tax	(922)	(4,683)	15,124	(21,716)
Income tax expense (benefit) related to items of other comprehensive income	(711)	2,346	1,935	(4,681)
Total other comprehensive income (loss), net of tax	(211)	(7,029)	13,189	(17,035)

Comprehensive income	145,151	150,236	559,466	551,398
Less: Comprehensive income attributable to noncontrolling interests	4,117	5,400	13,583	40,232
Comprehensive income attributable to UHS	$141,034	$144,836	$545,883	$511,166

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$65,424	$33,747
Accounts receivable, net	1,452,018	1,439,553
Supplies	135,849	125,365
Other current assets	101,896	82,706
Total current assets	1,755,187	1,681,371
Property and equipment	7,769,073	7,314,437
Less: accumulated depreciation	(3,252,934)	(2,983,481)
	4,516,139	4,330,956
Other assets:
Goodwill	3,821,610	3,784,106
Deferred charges	10,385	13,520
Deferred income taxes	1,340	1,234
Other	534,699	506,615
Total Assets	$10,639,360	$10,317,802

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$112,757	$105,895
Accounts payable and accrued liabilities	1,284,740	1,209,329
Federal and state taxes	0	2,149
Total current liabilities	1,397,497	1,317,373

Other noncurrent liabilities	298,252	275,167
Long-term debt	3,927,396	4,030,230
Deferred income taxes	78,968	88,119

Redeemable noncontrolling interest	7,037	9,319

UHS common stockholders' equity	4,865,212	4,533,220
Noncontrolling interest	64,998	64,374
Total equity	4,930,210	4,597,594

Total Liabilities and Stockholders' Equity	$10,639,360	$10,317,802

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$546,277	$568,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	334,127	309,172
Stock-based compensation expense	42,838	36,358
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	10,090	(6,836)
Accrued interest	(5,747)	3,303
Accrued and deferred income taxes	(20,177)	12,187
Other working capital accounts	23,729	124,987
Other assets and deferred charges	(21,798)	(11,451)
Other	(54,664)	58,040
Excess income tax benefits related to stock-based compensation	0	36,407
Accrued insurance expense, net of commercial premiums paid	80,814	66,049
Payments made in settlement of self-insurance claims	(57,224)	(60,137)
Net cash provided by operating activities	878,265	1,136,512
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(418,693)	(396,163)
Acquisition of property and businesses	(19,610)	(136,221)
Increase in capital reserves of commercial insurance subsidiary	(3,000)	0
Costs incurred for purchase and implementation of information technology application	(26,401)	0
Net cash used in investing activities	(467,704)	(532,384)
Cash Flows from Financing Activities:
Reduction of long-term debt	(143,526)	(814,971)
Additional borrowings	43,124	1,026,000
Acquisition of noncontrolling interests in majority owned businesses	0	(418,000)
Financing costs	(34)	(12,330)
Repurchase of common shares	(242,870)	(297,177)
Dividends paid	(28,776)	(29,197)
Issuance of common stock	7,637	6,379
Profit distributions to noncontrolling interests	(15,924)	(61,053)
Net cash used in financing activities	(380,369)	(600,349)
Effect of exchange rate changes on cash and cash equivalents	1,485	(3,263)
Increase in cash and cash equivalents	31,677	516
Cash and cash equivalents, beginning of period	33,747	61,228
Cash and cash equivalents, end of period	$65,424	$61,744
Supplemental Disclosures of Cash Flow Information:
Interest paid	$107,442	$82,883
Income taxes paid, net of refunds	$305,885	$259,174
Noncash purchases of property and equipment	$64,958	$45,319

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	9 months ended
	9/30/2017	9/30/2017
Acute Care Services
Revenues	2.2%	4.0%
Adjusted Admissions	3.5%	4.9%
Adjusted Patient Days	1.5%	2.0%
Revenue Per Adjusted Admission	-0.6%	-0.3%
Revenue Per Adjusted Patient Day	1.3%	2.5%

Behavioral Health Care Services
Revenues	1.8%	1.8%
Adjusted Admissions	1.1%	2.4%
Adjusted Patient Days	-0.2%	0.5%
Revenue Per Adjusted Admission	1.3%	-0.4%
Revenue Per Adjusted Patient Day	2.6%	1.5%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Revenues	$2,541,864	$2,409,872	$7,767,078	$7,290,525
EBITDA (1)	$363,410	$375,881	$1,261,978	$1,236,121
EBITDA Margin (1)	14.3%	15.6%	16.2%	17.0%

Cash Flow From Operations	$344,673	$300,083	$878,265	$1,136,512
Days Sales Outstanding	53	50	51	49
Capital Expenditures	$156,241	$148,448	$418,693	$396,163

Debt			$4,040,153	$3,634,169
UHS' Shareholders Equity			$4,865,212	$4,394,703
Debt / Total Capitalization			45.4%	45.3%
Debt / EBITDA (2)			2.41	2.21
Debt / Cash From Operations (2)			3.76	2.64

(1) Net of Minority Interest
(2) Latest 4 quarters

Universal Health Services, Inc.
Acute Care Hospital Services
For the three and nine months ended
September 30, 2017 and 2016
(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine Months ended		Nine Months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,452,997		$1,402,732		$4,431,714		$4,224,695
Less: Provision for doubtful accounts	196,542		172,883		548,387		491,556
Net revenues	1,256,455	100.0%	1,229,849	100.0%	3,883,327	100.0%	3,733,139	100.0%
Operating charges:
Salaries, wages and benefits	551,144	43.9%	528,249	43.0%	1,623,774	41.8%	1,547,580	41.5%
Other operating expenses	307,909	24.5%	309,702	25.2%	925,122	23.8%	896,589	24.0%
Supplies expense	212,350	16.9%	210,973	17.2%	654,218	16.8%	621,258	16.6%
Depreciation and amortization	62,446	5.0%	59,252	4.8%	185,151	4.8%	174,855	4.7%
Lease and rental expense	14,390	1.1%	12,572	1.0%	41,864	1.1%	39,489	1.1%
Subtotal-operating expenses	1,148,239	91.4%	1,120,748	91.1%	3,430,129	88.3%	3,279,771	87.9%
Income from operations	108,216	8.6%	109,101	8.9%	453,198	11.7%	453,368	12.1%
Interest expense, net	639	0.1%	817	0.1%	2,073	0.1%	2,460	0.1%
Income before income taxes	$107,577	8.6%	$108,284	8.8%	$451,125	11.6%	$450,908	12.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine Months ended		Nine Months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,521,727		$1,426,749		$4,646,083		$4,285,897
Less: Provision for doubtful accounts	204,979		172,883		573,331		491,556
Net revenues	1,316,748	100.0%	1,253,866	100.0%	4,072,752	100.0%	3,794,341	100.0%
Operating charges:
Salaries, wages and benefits	566,214	43.0%	529,544	42.2%	1,672,909	41.1%	1,549,311	40.8%
Other operating expenses	342,486	26.0%	334,387	26.7%	1,018,454	25.0%	958,844	25.3%
Supplies expense	217,035	16.5%	211,017	16.8%	670,444	16.5%	621,305	16.4%
Depreciation and amortization	69,062	5.2%	67,982	5.4%	213,417	5.2%	202,079	5.3%
Lease and rental expense	14,605	1.1%	12,577	1.0%	43,066	1.1%	39,510	1.0%
Subtotal-operating expenses	1,209,402	91.8%	1,155,507	92.2%	3,618,290	88.8%	3,371,049	88.8%
Income from operations	107,346	8.2%	98,359	7.8%	454,462	11.2%	423,292	11.2%
Interest expense, net	639	0.0%	817	0.1%	2,074	0.1%	2,460	0.1%
Income before income taxes	$106,707	8.1%	$97,542	7.8%	$452,388	11.1%	$420,832	11.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable) the impact of the EHR applications, the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2016 and our Form 10-Q for the quarterly period ended June 30, 2017.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the three and nine-month periods ended September 30, 2017 and 2016. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals; (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Services
For the three and nine months ended
September 30, 2017 and 2016
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine Months ended		Nine Months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,175,860		$1,159,594		$3,566,216		$3,509,217
Less: Provision for doubtful accounts	24,311		28,109		82,973		87,004
Net revenues	1,151,549	100.0%	1,131,485	100.0%	3,483,243	100.0%	3,422,213	100.0%
Operating charges:
Salaries, wages and benefits	595,571	51.7%	567,889	50.2%	1,770,122	50.8%	1,692,898	49.5%
Other operating expenses	234,945	20.4%	223,940	19.8%	693,200	19.9%	660,559	19.3%
Supplies expense	49,629	4.3%	49,001	4.3%	146,286	4.2%	145,626	4.3%
Depreciation and amortization	34,206	3.0%	32,757	2.9%	100,838	2.9%	98,506	2.9%
Lease and rental expense	11,491	1.0%	11,061	1.0%	32,988	0.9%	32,878	1.0%
Subtotal-operating expenses	925,842	80.4%	884,648	78.2%	2,743,434	78.8%	2,630,467	76.9%
Income from operations	225,707	19.6%	246,837	21.8%	739,809	21.2%	791,746	23.1%
Interest expense, net	428	0.0%	420	0.0%	1,590	0.0%	1,302	0.0%
Income before income taxes	$225,279	19.6%	$246,417	21.8%	$738,219	21.2%	$790,444	23.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine Months ended		Nine Months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,249,585		$1,182,041		$3,769,879		$3,576,957
Less: Provision for doubtful accounts	25,037		28,161		84,649		87,276
Net revenues	1,224,548	100.0%	1,153,880	100.0%	3,685,230	100.0%	3,489,681	100.0%
Operating charges:
Salaries, wages and benefits	632,492	51.7%	571,070	49.5%	1,869,170	50.7%	1,703,222	48.8%
Other operating expenses	261,959	21.4%	242,949	21.1%	784,678	21.3%	720,678	20.7%
Supplies expense	50,947	4.2%	49,244	4.3%	149,967	4.1%	146,244	4.2%
Depreciation and amortization	38,574	3.2%	33,584	2.9%	113,083	3.1%	101,003	2.9%
Lease and rental expense	11,475	0.9%	11,098	1.0%	33,993	0.9%	33,216	1.0%
Subtotal-operating expenses	995,447	81.3%	907,945	78.7%	2,950,891	80.1%	2,704,363	77.5%
Income from operations	229,101	18.7%	245,935	21.3%	734,339	19.9%	785,318	22.5%
Interest expense, net	428	0.0%	420	0.0%	1,590	0.0%	1,302	0.0%
Income before income taxes	$228,673	18.7%	$245,515	21.3%	$732,749	19.9%	$784,016	22.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2016 and our Form 10-Q for the quarterly period ended June 30, 2017.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the three and nine-month periods ended September 30, 2017 and 2016. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
September 30, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/17	09/30/16	% change	09/30/17	09/30/16	% change

Hospitals owned and leased	26	25	4.0%	298	213	39.9%
Average licensed beds	6,147	5,926	3.7%	23,173	21,840	6.1%
Patient days	324,697	309,505	4.9%	1,594,487	1,503,472	6.1%
Average daily census	3,529.3	3,364.2	4.9%	17,331.4	16,342.1	6.1%
Occupancy-licensed beds	57.4%	56.8%	1.1%	74.8%	74.8%	0.0%
Admissions	73,692	68,165	8.1%	116,301	114,678	1.4%
Length of stay	4.4	4.5	-3.0%	13.7	13.1	4.6%

Inpatient revenue	$5,344,625	$4,647,578	15.0%	$2,257,231	$2,031,868	11.1%
Outpatient revenue	3,199,066	2,854,851	12.1%	236,559	217,571	8.7%
Total patient revenue	8,543,691	7,502,429	13.9%	2,493,790	2,249,439	10.9%
Other revenue	113,346	114,344	-0.9%	50,143	53,570	-6.4%
Gross hospital revenue	8,657,037	7,616,773	13.7%	2,543,933	2,303,009	10.5%

Total deductions	7,135,310	6,190,024	15.3%	1,294,348	1,120,968	15.5%

Net hospital revenue before provision for doubtful accounts	1,521,727	1,426,749	6.7%	1,249,585	1,182,041	5.7%

Provision for doubtful accounts	204,979	172,883	18.6%	25,037	28,161	-11.1%

Net hospital revenue	$1,316,748	$1,253,866	5.0%	$1,224,548	$1,153,880	6.1%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/17	09/30/16	% change	09/30/17	09/30/16	% change

Hospitals owned and leased	25	25	0.0%	211	211	0.0%
Average licensed beds	6,009	5,926	1.4%	21,814	21,607	1.0%
Patient days	319,102	309,505	3.1%	1,485,837	1,485,616	0.0%
Average daily census	3,468.5	3,364.2	3.1%	16,150.4	16,148.0	0.0%
Occupancy-licensed beds	57.7%	56.8%	1.6%	74.0%	74.7%	-0.9%
Admissions	71,621	68,165	5.1%	115,826	114,356	1.3%
Length of stay	4.5	4.5	-1.9%	12.8	13.0	-1.3%

(1) Henderson Hospital is excluded in current year.
(2) CAMBIAN facilities are excluded in current year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the nine months ended
September 30, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/17	09/30/16	% change	09/30/17	09/30/16	% change

Hospitals owned and leased	26	25	4.0%	298	213	39.9%
Average licensed beds	6,125	5,878	4.2%	23,121	21,804	6.0%
Patient days	981,946	941,595	4.3%	4,812,633	4,515,381	6.6%
Average daily census	3,596.9	3,436.5	4.7%	17,628.7	16,479.5	7.0%
Occupancy-licensed beds	58.7%	58.5%	0.4%	76.2%	75.6%	0.9%
Admissions	221,595	204,663	8.3%	353,773	344,972	2.6%
Length of stay	4.4	4.6	-3.7%	13.6	13.1	3.9%

Inpatient revenue	$16,373,472	$14,295,797	14.5%	$6,689,368	$5,987,430	11.7%
Outpatient revenue	9,780,173	8,461,032	15.6%	740,331	668,457	10.8%
Total patient revenue	26,153,645	22,756,829	14.9%	7,429,699	6,655,887	11.6%
Other revenue	352,788	344,889	2.3%	154,501	157,161	-1.7%
Gross hospital revenue	26,506,433	23,101,718	14.7%	7,584,200	6,813,048	11.3%

Total deductions	21,860,350	18,815,821	16.2%	3,814,321	3,236,091	17.9%

Net hospital revenue before provision for doubtful accounts	4,646,083	4,285,897	8.4%	3,769,879	3,576,957	5.4%

Provision for doubtful accounts	573,331	491,556	16.6%	84,649	87,276	-3.0%

Net hospital revenue	$4,072,752	$3,794,341	7.3%	$3,685,230	$3,489,681	5.6%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/17	09/30/16	% change	09/30/17	09/30/16	% change

Hospitals owned and leased	25	25	0.0%	211	211	0.0%
Average licensed beds	5,975	5,878	1.7%	21,831	21,603	1.1%
Patient days	965,601	941,595	2.5%	4,506,056	4,481,544	0.5%
Average daily census	3,537.0	3,436.5	2.9%	16,505.7	16,356.0	0.9%
Occupancy-licensed beds	59.2%	58.5%	1.3%	75.6%	75.7%	-0.1%
Admissions	215,830	204,663	5.5%	352,668	344,118	2.5%
Length of stay	4.5	4.6	-2.8%	12.8	13.0	-1.9%

(1) Henderson Hospital is excluded in current year.
(2) CAMBIAN facilities are excluded in current year.